UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

EUROBANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

April 22, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EuroBancshares, Inc. The meeting will be held on Thursday, May 22, 2008, at 10:00 a.m., local time, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.

We are pleased to enclose the proxy statement for the 2008 annual meeting of the stockholders of EuroBancshares. Also enclosed is a proxy card for the purpose of voting your shares of common stock of EuroBancshares and a self-addressed stamped envelope for returning the proxy card to EuroBancshares in advance of the meeting. At the meeting, you and the other stockholders will be asked to vote on the following matters:

1.
The election of three directors assigned to Class C of the Board of Directors of EuroBancshares for a three year term expiring at the 2011 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of EuroBancshares is in the best interests of EuroBancshares and its stockholders and has unanimously recommended that the stockholders of EuroBancshares vote in favor of the nominees.

I hope that you will be able to attend the annual meeting to vote on this matter. Whether or not you expect to attend the meeting in person, please mark your vote with respect to the nominees for director on the enclosed proxy card and sign and date the proxy card. Mailing the completed proxy card to EuroBancshares as soon as possible in the enclosed, self-addressed, stamped envelope will help to ensure that your shares of stock will be represented and voted in accordance with your wishes at the annual meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of EuroBanchares’ Annual Report and Form 10-K for the year ended December 31, 2007, which is not part of the proxy soliciting material, is enclosed.

We appreciate your interest and investment in EuroBancshares and look forward to seeing you at the annual meeting.

Sincerely,

/s/

Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief
Executive Officer

This proxy statement and the accompanying proxy card are being mailed to the stockholders of EuroBancshares, Inc. beginning on or about April 22, 2008.

State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 22, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EuroBancshares, Inc. for the year 2008 will be held at 10:00 a.m., local time, on Thursday, May 22, 2008, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, to consider and act upon the following matters:

1.
The election of three directors assigned to Class C of the Board of Directors of EuroBancshares for a three year term expiring at the 2011 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Only stockholders of record as of the close of business on March 31, 2008 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of EuroBancshares at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

By Order of the Board of Directors

/s/

San Juan, Puerto Rico	Yadira R. Mercado Piñeiro
April 22, 2008	Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES. FOR YOUR CONVENIENCE, WE HAVE ENCLOSED A POSTAGE PAID ENVELOPE FOR THE RETURN OF YOUR PROXY. YOUR PROMPT RESPONSE WILL HELP REDUCE THE COST OF SOLICITING PROXIES, WHICH ARE PAID FOR BY EUROBANCSHARES.

i

EUROBANCSHARES, INC.
State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2008

This proxy statement contains information related to the annual meeting of stockholders of EuroBancshares, Inc. to be held on Thursday, May 22, 2008, beginning at 10:00 a.m., local time, at the main office of EuroBancshares located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926 and at any postponements or adjournments thereof. EuroBancshares anticipates that this proxy statement and the accompanying proxy card will be mailed to stockholders commencing on or about April 22, 2008.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2008 annual meeting of the stockholders of EuroBancshares. Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, facsimile or in person.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting. We have retained American Stock Transfer & Trust Company, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting. The fee to be paid to this firm for these services is expected to be approximately $4,000, plus reimbursement of all reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock. In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be voting on the election of three directors assigned to Class C of the Board of Directors for a three year term expiring at the 2011 annual meeting of stockholders or until their successors are duly elected and qualified. In addition, our management will report on the performance of EuroBancshares during 2007 and respond to appropriate questions from stockholders. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only stockholders of record as of the close of business on the record date, March 31, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 19,500,315. On the record date, there were outstanding 430,537 shares of our 6.825% noncumulative preferred stock, series A, par value $0.01 per share. The shares of our series A preferred stock are not entitled to vote at the annual meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date, or 6,500,105 shares, will constitute a quorum at the annual meeting. For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote occurs when a broker or other nominee indicates that it does not have discretionary authority to vote on a particular matter.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing our Corporate Secretary written notice of your revocation or by submitting a proxy bearing a later date. If you return your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for Class C director.

Can I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on any other proposals, your shares will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of EuroBancshares’ nominees to the Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).

What vote is required to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by stockholders. We have not received notice from any stockholder as to any matter to come before the annual meeting. If any other matter is presented at the annual meeting, your signed proxy gives Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposal?

Unless you give other instructions on your proxy card, Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Yadira R. Mercado Piñeiro
Executive Vice President, Chief Financial Officer and Corporate Secretary
State Road PR-1, Km. 24.5
Quebrada Arenas Ward
San Juan, Puerto Rico 00926
(787) 751-7340

How do I get copies of the exhibits filed with EuroBancshares’ Form 10-K?

A copy of EuroBancshares’ Annual Report on Form 10-K for 2007 and consolidated financial statements, was delivered to you with this proxy statement. EuroBancshares will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with EuroBancshares’ Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, EuroBancshares, Inc., State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926. In addition, copies of all exhibits filed electronically by EuroBancshares may be reviewed and printed from the SEC’s website at: www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership based on 19,500,315 shares of common stock outstanding as of March 31, 2008 by (1) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished to us information with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common stock listed below, based on information each of them has provided to us, have sole investment and voting power with respect to their shares.

Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2008 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each stockholder listed below is: c/o EuroBancshares, Inc., State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926.

Name and address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of class
Greater than 5% stockholders:
FMR LLC(1)	1,103,421	5.78%
82 Devonshire Street Boston, Massachusetts
Juan Gómez-Cuétara Fernández (2)	1,108,682	5.69%
Andrés Llorente 1-3A Alcalá de Henáres Madrid, Spain
Fideicomiso González Muñoz (3)	1,652,746	8.48%
270 Muñoz Rivera Avenue Mezzanine Hato Rey, Puerto Rico 00918
Directors and Named Executive Officers:
Rafael Arrillaga-Torréns, Jr.	626,651 (4)	3.20%
Yadira R. Mercado Piñeiro	189,822 (5)	*
Luis J. Berríos López	3,520 (6)	*
José Del Río Jímenez	__	*
Jaime Noble Fernández	106,200 (7)	*
Antonio R. Pavía Bibiloni	86,806 (8)	*
Jaime Sifre Rodríguez	20,000	*
Juan Ramón Gómez-Cuétara Aguilar	8,745 (9)	*
Luis F. Hernández Santana	8,525 (10)	*
Pedro Feliciano Benítez	5,434,386 (11)	27.85%
Plácido González Córdova	303,658 (12)	1.56%
Ricardo Levy Echeandía	820,854 (13)	4.21%
William Torres Torres	561,650 (14)	2.88%
All directors and executive officers as a group (13 persons)	8,170,817 (15)	41.25%

__________

* Represents less than 1% of total shares outstanding.

(1)
The information regarding beneficial ownership in included in reliance on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC. FMR LLC reported that it has the sole power to dispose or direct the disposition of all 1,103,421 shares.

(2)
Juan Ramón Gómez-Cuétara Fernández is the father of director Juan Ramón Gómez-Cuétara Aguilar. Mr. Gómez-Cuétara Fernández personally owns 122,112 shares of our common stock. In addition, a foreign corporation wholly owned by him owns 986,570 shares of our common stock.

(3)
On January 15, 2008, Plácido González Córdova transferred 1,652,746 shares by gift to the Fideicomiso González Muñoz, a fiduciary trust for the benefit of Mr. González's grandchildren, as part of Mr. González’s estate planning. No consideration was paid by the trust to Mr. González for the gift of these shares. Mr. González is not a trustee of the trust and does not have any pecuniary interest in the trust.

(4)	Includes 52,974 shares of common stock held by Mr. Arrillaga’s wife and 90,560 stock options that are presently exercisable.

(5)	Includes 80,760 stock options that are presently exercisable.

(6)	Includes 2,000 stock options that are presently exercisable.

(7)	Includes 61,400 stock options that are presently exercisable.

(8)	Includes 12,000 stock options that are presently exercisable.

(9)	Includes 6,835 stock options that are presently exercisable.

(10)	Includes 6,835 stock options that are presently exercisable.

(11)	Includes 12,000 stock options that are presently exercisable.

(12)
Includes 28,658 shares of our common stock held by a corporation controlled by Mr. González and 12,000 stock options that are presently exercisable. Does not include 5,571 shares owned by Mr. González’s daughter. Mr. González disclaims voting and investment powers over the shares owned by his daughter. On January 15, 2008, Mr. González transferred 1,652,746 shares by gift to the Fideicomiso González Muñoz, a fiduciary trust for the benefit of Mr. González's grandchildren, as part of Mr. González’s estate planning. No consideration was paid by the trust to Mr. González for the gift of these shares. Mr. González is not a trustee of the trust and does not have any pecuniary interest in the trust.

(13)
A corporation, controlled by Mr. Levy’s family, which employs Mr. Levy as an executive officer, owns 432,246 shares of our common stock. In addition, Mr. Levy’s mother owns 146,436 shares. Because of Mr. Levy’s voting power over the shares owned by the corporation and those owned by his mother, these have been included as controlled by Mr. Levy for purposes of the above table. Includes 12,000 stock options that are presently exercisable.

(14)
Two corporations controlled by Mr. Torres own 531,650 shares and 18,000 shares, respectively. Because of Mr. Torres’ voting power over the shares owned by these corporations, they have been included as controlled by Mr. Torres for purpose of the above table. Includes 12,000 stock options that are presently exercisable.

(15)	Includes 308,390 stock options that are presently exercisable.

ELECTION OF DIRECTORS
Nominees

Our amended and restated certificate of incorporation provides that the terms of office of the members of our Board of Directors be divided into three classes, Class A, Class B and Class C, the members of which serve for a staggered three-year term. The terms of the current Class A, Class B and Class C directors are set to expire at the annual meeting of stockholders in 2009, 2010 and 2008, respectively. Our amended and restated bylaws authorize our Board of Directors to fix the number of directors at not less than seven or more than eleven. Our Board of Directors presently consists of nine members, with three directors serving in each class. The number of directors has been fixed at nine in connection with the annual meeting. At the annual meeting, three directors comprising the Class C directors are to be elected. The Board of Directors has proposed the nominees listed below for election as Class C directors to serve until the 2011 annual meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve as Class C directors on our Board of Directors and all of the nominees were recommended for reelection by the Nominating and Governance Committee of our Board of Directors.

Unless otherwise specified in your proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a three-year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between EuroBancshares and any person pursuant to which such person has been elected as a director. Each of these nominees is considered independent under the applicable NASDAQ rules.

Set forth below is certain information with respect to each nominee for election as a Class C director:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Rafael Arrillaga-Torréns, Jr.	59	Director, Chairman of the Board, President and Chief Executive Officer	Class C Director, Chairman of the Board, President and Chief Executive Officer
Pedro Feliciano Benítez	65	Director	Class C Director
Plácido González Córdova	86	Director	Class C Director

Rafael Arrillaga-Torréns, Jr. Mr. Arrillaga has served as Chairman of Eurobank’s Board of Directors and President and Chief Executive Officer of Eurobank since 1993. He also has served in those same capacities with EuroBancshares since 2002. Before being named President and Chief Executive Officer of Eurobank, Mr. Arrillaga practiced law from 1974 until 1993, specializing in banking, tax and corporate law. Mr. Arrillaga was involved in the organization of Eurobank, and has served as a director of Eurobank since 1979.

Pedro Feliciano Benítez. Mr. Feliciano has been a member of the Board of Directors of Eurobank since 1999 and has served as a director of the Board of EuroBancshares since 2002. Mr. Feliciano has served as President of Las Piedras Construction Corp., a civil works construction company, since he founded the company in 1970.

Plácido González Córdova. Mr. González has been a member of the Board of Directors of Eurobank since 1997 and has served as a director of EuroBancshares since 2002. Prior to joining Eurobank’s Board of Directors, Mr. González was a founder and director of Banco del Comercio de Puerto Rico, a full service commercial bank in Puerto Rico that was acquired by Eurobank in 1997.

Other Directors and Executive Officers

The following table sets forth information concerning our Class A and Class B directors and our executive officers:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Ricardo Levy Echeandía	51	Director	Class A Director, Lead Independent Director
Luis F. Hernández Santana	48	Director	Class A Director
Jaime Sifre Rodríguez	60	Director	Class A Director
Juan Ramón Gómez-Cuétara Aguilar	32	Director	Class B Director
Antonio R. Pavía Bibiloni	60	Director	Class B Director
William Torres Torres	54	Director	Class B Director
Yadira R. Mercado Piñeiro	48	Executive Vice President, Chief Financial Officer and Corporate Secretary	Executive Vice President, Chief Financial Officer and Corporate Secretary
Luis J. Berríos López	61	Executive Vice President and Chief Lending Officer	None
Carlos Rom, Jr.	51	Executive Vice President	None
Felix M. León León	65	Executive Vice President of Operations	None
Jorge E. Sepúlveda Estrada	53	Senior Vice President and Treasurer	Senior Vice President and Treasurer
José M. Del Río Jiménez	49	Senior Vice President, EuroMortgage, a division of Eurobank	None
Fausto Peña Villegas	55	Senior Vice President Northern Region	None
Luis S. Suau Hernandez	57	Senior Vice President San Juan-Metropolitan Area	None
Roberto Carreras Sosa	53	Senior Vice President Eastern Region	None
Jaime A. Borges Bonilla	52	Senior Vice President Southern Region	None
Brenda I. Medina Alameda	42	Senior Vice President Western Region	None

Ricardo Levy Echeandía. Mr. Levy has been a member of our Board of Directors and a member of the Board of Directors of Eurobank since 2002. Currently, he is President of Francisco Levy Hijos, Inc., a general contractor and developer, and has served in that capacity since 2002. From 1999 until 2002, Mr. Levy served as Executive Vice President and Treasurer of Francisco Levy Hijos, Inc.

Luis F. Hernández Santana. Mr. Hernández has been a member of our Board of Directors and the Board of Directors of Eurobank since 2006. Also, he has served as the Chairman of the Audit Committee of EuroBancshares’ Board of Directors. Mr. Hernández, a certified public accountant, is the managing partner of Torres, Hernández & Punter, CPA, CSP, position he has held since 2004. Between 1998 and 2004, Mr. Hernández served as partner of Torres CPA Group.

Jaime Sifre Rodríguez. In January 2008, Mr. Sifre was appointed by our Board to fill the vacancy left by the resignation of Diana López Feliciano in December 2007 and to serve on the Board of Eurobank. Mr. Sifre is an attorney at law and notary public, founding partner of Sánchez Betances, Sifre & Muñoz Noya, PSC, formerly Sánchez-Betances & Sifre, partnership, position he has held since 1974.

Juan Ramón Gómez-Cuétara Aguilar. In January 2007, Mr. Gómez-Cuétara was appointed by our Board to fill the vacancy left by the resignation of Jorge Calderón Drowett in August 2006 and to serve on the Board of Eurobank. Mr. Gómez-Cuétara previously served as a Class B Director of EuroBancshares from January 2004 to May 2006. Mr. Gómez-Cuétara is currently the Chief Financial Officer of Risi, S.A., a Spanish company involved in the manufacture and processing of snack foods, and he has served in that capacity since 2003. Prior to joining Risi, he was an auditor with PricewaterhouseCoopers in Madrid, Spain from 2001 to 2003. Mr. Gómez-Cuétara received his degree in business administration from the Universidad CEU San Pablo in Madrid, Spain in 2001.

Antonio R. Pavía Bibiloni. Mr. Pavía has been a member of the Board of Directors of Eurobank since 1998 and has served as a director of EuroBancshares since 2002. Mr. Pavía has held a number of senior executive and management positions in various financial institutions. He currently serves as President of Bartolo, Inc., a large gasoline station operations company, and has held this position since 1996.

William Torres Torres. Mr. Torres has been a member of the Board of Directors of Eurobank since 1999 and has served as a director of EuroBancshares since 2002. Mr. Torres, a certified public accountant, is the managing partner of Torres CPA Group, the consulting firm he founded in 1981.

Yadira R. Mercado Piñeiro. Ms. Mercado currently serves as our Executive Vice President, Chief Financial Officer and Corporate Secretary, positions she has held since 1993. She served as Senior Vice President of Finance and Operations at Eurobank from 1991 to 1993. Prior to joining Eurobank in 1991, Ms. Mercado held various executive officer positions with several banking institutions in Puerto Rico.

Luis J. Berríos López. Mr. Berríos rejoined Eurobank in August 2006 to serve as Executive Vice President and Chief Lending Officer, position he held from 1993 through 1998. He has over 35 years of experience in the commercial lending business in Puerto Rico. Before rejoining the bank, he served as the President of Commercial Credit Solutions, Inc. since 2000 and as the President and Chief Lending Officer of Banco Financiero de Puerto Rico between 1998 and 2000.

Carlos Rom, Jr. Mr. Rom joined Eurobank in January 2008 to serve as Executive Vice President, primarily responsible for managing and administering the branch network, marketing and strategic planning. Prior to joining Eurobank, since April 1, 2000, Mr. Rom was the managing partner of Edge Group, a consulting firm where he served as a strategic, management and marketing consultant to businesses, primarily in Puerto Rico, but also in the Caribbean and Central America. From 1986 to 1994 and from 1995 to 2000, Mr. Rom held various executive positions with Popular, Inc., and its banking subsidiary Banco Popular, including vice-president and marketing director of Banco Popular.

Felix M. Leon León. Mr. Leon currently serves as Eurobank’s Executive Vice President of Operations, a position he has held since late 2004. Prior to joining Eurobank, Mr. Leon served as a financial consultant with Leon Consulting from 2003 to 2004. From 1997 through 2003, Mr. Leon served as the Regional Manager for Banco Popular de Puerto Rico where he supervised the Easter Region of the bank. Mr. Leon received his BBA in 1964 and his JD in 1984 from the University of Puerto Rico.

Jorge E. Sepúlveda-Estrada. Mr. Sepúlveda-Estrada has served as Eurobank’s Senior Vice President-Treasurer since 1993, overseeing Eurobank’s management and investment strategies, and has served in the same capacity with EuroBancshares since 2002. He has over thirty years of banking experience, including previous experience as a financial consultant, bank treasurer and investment officer.

José M. Del Río Jiménez. Mr. Del Río currently serves as Senior Vice President of EuroMortgage, a division of Eurobank, a position he has held since 2005. Prior to joining Eurobank, Mr. Del Río served as Vice President of Doral Financial Corporation from 1988 to 2005. Mr. Del Río has over twenty years of experience in the mortgage banking industry.

Fausto Peña Villegas. Mr. Peña currently serves as Eurobank’s Senior Vice President for the Northern Region, a position he has held since 2001. He previously served as Assistant Vice President for Banco Santander de Puerto Rico from 1997 to 2001. Mr. Peña has over 25 years of experience in the banking industry, including officer positions with Banco Central Hispano Puerto Rico and Banco Santander de Puerto Rico.

Luis S. Suau Hernandez. Mr. Suau currently serves as Eurobank’s Senior Vice President for the San Juan-Metropolitan Region, a position he has held since 2003. He previously served as Vice President and Manager of our San Juan branch office from 1997 to 2003. Mr. Suau has over 30 years of experience in the banking industry.

Roberto Carreras Sosa. Mr. Carreras is Eurobank’s Senior Vice President for the Eastern Region, a position he has held since 2002. Mr. Carreras has over 25 years of banking experience including positions with the Banco Popular de Puerto Rico from 1997 to 2001 and Roig Commercial Bank from 1988 to 1997.

Jaime A. Borges Bonilla. Mr. Borges serves as Senior Vice President for the Southern Region, a position he has held since March 2006.  Prior to joining Eurobank, Mr. Borges served as Vice President - Southwest District Manager and Business Development for Doral Bank, from 2003 to 2006. Mr. Borges has over 20 years of banking experience, including officer positions with Banco Santander de Puerto Rico and Doral Bank.

Brenda I. Medina Alameda. Ms. Medina currently serves as Eurobank’s Senior Vice President for the Western Region, a position she has held since January 2006. She previously served as Vice President and Manager of Mayagüez Branch from 2003 to 2005. Mrs. Medina received her master degree in business administration from the Interamerican University, Puerto Rico in 1990. She has over twenty years of experience in the banking industry including positions with Banco Bilbao Vizcaya Argentaria and The Bank & Trust of Puerto Rico.

CORPORATE GOVERNANCE REFORMS

Because our common stock is quoted on the NASDAQ Global Select Market, we are subject to a host of corporate governance and related requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the SEC’s rules implementing Sarbanes-Oxley and the enhanced corporate governance listing standards of The Nasdaq Stock Market, Inc.

Sarbanes-Oxley imposes on public companies a variety of requirements, prohibitions and disclosure obligations, including, but not limited to:

•	certifications by the chief executive officer and chief financial officer as to the accuracy and adequacy of periodic reports filed with the SEC;

•	implementation and evaluation of the company’s systems of disclosure controls and procedures and internal control over financial reporting;

•
auditing related restrictions, including prohibition on auditors providing certain non-audit services to public companies, mandatory audit partner rotation and restrictions on hiring employees of former auditors;

•
independence requirements and increased responsibilities for the audit committee, including responsibility for the engagement of the company’s auditor, pre-approval of all services provided by the auditor, establishment of procedures for addressing accounting-related complaints and company disclosure of whether any member of the audit committee qualifies as an “audit committee financial expert”;

•	disclosure of whether the company has a code of ethics applicable to the chief executive officer and senior financial officers; and

•	prohibition on the extension of personal loans to executive officers and directors (subject to certain exemptions).

In addition, The NASDAQ Global Select Market, Inc. implemented a number of additional listing requirements concerning director independence, board nominations, executive compensation and related corporate governance matters.

Corporate Governance Principles and Board Matters
We are committed to having sound corporate governance principles, both at the holding company level and at Eurobank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a set of Corporate Governance Guidelines that embodies these principles. EuroBancshares and Eurobank have also adopted a Code of Business Conduct and Ethics that applies to all officers (including the Chief Executive Officer, the Chief Financial Officer and the Corporate Comptroller), directors, employees and consultants, in accordance with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable NASDAQ rules. Our Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on our Internet website under the Corporate Governance page (http://investor.eurobankpr.com/).

Directors’ Compensation

On December 31, 2007, EuroBancshares’ non-employee directors were granted options to purchase common stock pursuant to our 2005 Stock Option Plan. As a compensation for their participation as a member of our Board of Directors during 2007, a total of 6,000 stock options were granted to each of our non-employee directors. For more information on how the amount of stock options granted to directors was determined, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement on Schedule 14A.

Meetings of our Board of Directors are held as often as required, but at least quarterly. Directors are not compensated for attending regular meetings of the Board of Directors of EuroBancshares. Meetings of the Board of Directors of Eurobank are held regularly each month. During 2007, directors of Eurobank received fees of $2,000 per meeting for attendance at a meeting of the Board of Directors. The Board of Directors of each of EuroBancshares and Eurobank also have several committees. Except for the Audit Committee meetings, during 2007, the directors received $500 for attending each committee meeting or special meeting of the Board of Directors. During 2007, members of our Audit Committee received $600 for attending each Audit Committee meeting. In addition, the Chairman of the Audit Committee, the Compliance Committee and the Strategic Committee receives an annual retention fee of $6,000, $3,000 and $2,000, respectively. Directors who are employees or officers of EuroBancshares or Eurobank do not receive fees for attending Board of Directors or committee meetings.

The following table provides compensation information for Eurobank’s non-employee directors during 2007.

DIRECTOR SUMMARY COMPENSATION TABLE
	Fees Earned or	Options
Name	Paid in Cash(1)	Awards(2)	Total
Antonio R. Pavía Biblioni	$57,400	$17,708	$75,108
Diana López-Feliciano	51,500	17,708	69,208
Juan Ramón Gómez-Cuétara Aguilar	19,500	13,273	32,773
Luis F. Hernández Santana	63,500	13,273	76,773
Pedro Feliciano Benítez	30,500	17,708	48,208
Plácido González Córdova	32,500	17,708	50,208
Ricardo Levy Echeandía	51,000	17,708	68,708
William Torres Torres	55,000	17,708	72,708

__________

(1)
Represents the fees paid to non-employee directors for attending Eurobank’s Board and committees and the annual retainer, excluding any amounts involved in transactions with related persons, as defined in Item 404(a) of Regulation S-K. For more information on transactions with related persons, refer to the section captioned “Certain Relationships and Related Transactions” of this Proxy Statement on Schedule 14A.

(2)	Represents the FAS 123R accounting cost of all stock options granted to members of our Board.

Board Independence

Our Board of Directors has determined that each of our current directors, except Messrs. Arrillaga and Torres, is independent under the applicable NASDAQ rules. Mr. Arrillaga is an executive officer of both EuroBancshares and Eurobank. Mr. Torres is the owner of certain real estate of which portions are leased to Eurobank.

A corporation controlled by Mr. Torres received lease payments from us totaling approximately $133,000 during each of the fiscal years 2007 and 2006, and $129,000 in 2005. Another corporation controlled equally by Mr. Torres and Mr. Feliciano received lease payments from the Bank in the amount of $56,000 during 2007, and $88,000 and $96,000 for the years 2006 and 2005, respectively. In addition, during 2006, a total of $225,000 in consulting fees on lean processes re-engineering was paid to a corporation controlled by Mr. Torres.

Ricardo Levy Echeandía is the Lead Independent Director, responsible of coordinating the activities of our independent directors, serving as the principal liaison between our independent directors and the chairman, and to preside over the meetings of our independent directors. In November 2007, our Board of Directors adopted a formal policy addressing the responsibilities of the Lead Independent Director.

Independent Director Meetings

The independent members of our Board of Directors meet regularly, separate from the full Board of Directors and outside the presence of our management in executive session. During 2007, the independent members of our Board of Directors has held one meeting.

Directors’ Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Stockholders’ Communications with Our Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at State Road PR-1, Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

  Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following committees: Audit; Compensation, Governance and Nominating; Compliance; and Strategic Planning.

The membership during the last fiscal year and the function of each of the committees are described below. Our Board of Directors meets at least quarterly and the Board of Directors of Eurobank meets at least once each month. During the fiscal year 2007, our Board held 12 meetings and the Eurobank Board held 12 meetings. Each director attended at least 88% of the total of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of our stockholders although we have no formal policy. All directors attended the last annual meeting of our stockholders.

Committees of EuroBancshares

Audit Committee

Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating annually the Audit Committee charter and the committee’s performance.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and NASDAQ. The members of the Audit Committee are CPA Luis F. Hernández Santana, Antonio R. Pavía Bibiloni and Jaime Sifre Rodríguez, attorney at law. Mr. Hernández serves as Chairman of the Audit Committee. Mr. Sifre was appointed to our Board and the Audit Committee on January 1, 2008 to fill the vacant left by Diana López Feliciano, Esq., who served as a member of the Audit Committee up to December 31, 2007, resigning on January 1, 2008 as a director of EuroBancshares and Eurobank.

The Audit Committee meets regularly and held 25 meetings during fiscal year 2007. The Board of Directors has determined that the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board has determined that Mr. Hernández qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable NASDAQ rules.

A copy of our Audit Committee charter can be found under the Corporate Governance page on our Internet website (http://investor.eurobankpr.com/).

Compensation, Governance and Nominating Committee

On November 27, 2007, the Board of Directors consolidated the responsibilities of the Compensation Committee and the Nominating and Governance Committee into the new Compensation, Governance and Nominating Committee (the “CGN Committee”). Prior to that date, the Board of Directors discharged its responsibilities related to compensation through the Compensation Committee, and responsibilities related to nomination and corporate governance through its Nominating and Governance Committee.

During 2007, the Compensation Committee was composed of three directors: Ricardo Levy Echeandía, Plácido González Córdova and Juan Gómez-Cuétara Aguilar. During the same period, the Nominating and Governance Committee was composed of four directors: Ricardo Levy Echeandía, Plácido González Córdova, Juan Gómez-Cuétara Aguilar and Rafael Arrillaga-Torréns, Jr. Up to November 2007, Mr. Levy served as the Chairman of both committees.

The new CGN Committee is composed of three directors: Ricardo Levy Echeandía, Plácido González Córdova, and Juan Gómez-Cuétara Aguilar. The Board has determined that each member of the new committee is independent under applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. Mr. Levy serves as the Chairman of the new CGN Committee. During 2007, the Board of Directors discharged its responsibilities related to compensation through the Compensation Committee and, after November 27, 2007, through our new CGN Committee, as consolidated. During the same period, nomination and corporate governance responsibilities of the Board of Directors were discharged through the Nominating and Governance Committee and, after November 27, 2007, through our new CGN Committee, as consolidated. The Compensation Committee and the Nominating and Governance Committee held three meetings during fiscal year 2007, while the new CGN Committee, as consolidated, held one meeting during the same period.

Through the CGN Committee, the Board discharges its responsibilities relating to compensation of our Chief Executive Officer, other “named executive officers” (the “NEOs”) as defined in Item 402(a)(3) of Regulation S-K, other executive officers and directors; produces an annual report on executive compensation for inclusion in our annual proxy statement; and provides general oversight of compensation structure, including our equity compensation plans and benefit programs. In addition, the CGN Committee has the responsibility of reviewing all Board-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Other specific duties and responsibilities of the CGN Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•
evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives (salary revisions for all of our executive officers and employees are made every 12 months);

•	approving employment agreements for executive officers;

•	approving and amending our stock option plans (subject to stockholder approval, if required);

•	approving any changes to nonequity-based benefit plans involving a material financial commitment by us or Eurobank;

•	recommending to the Board the compensation for our directors and Eurobank’s directors;

•	evaluating human resources and compensation strategies;

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of stockholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the continuing education program for our directors;

•	developing and recommending an annual self-evaluation process for our Board and its committees; and

•	evaluating annually the CGN Committee charter and the CGN Committee’s performance.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The CGN Committee considers these requirements when recommending Board nominees. Our CGN Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our CGN Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the CGN Committee also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of Eurobank and the existing directors. While the CGN Committee has the authority to do so, we have not, as of the date of this prospectus, paid any third party to assist in identifying and evaluating Board nominees.

Our Board of Directors has established a procedure whereby our stockholders can nominate potential director candidates. The CGN Committee will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with procedures set forth in our amended and restated bylaws.

In January 2008, Jaime Sifre Rodríguez was appointed by our Board to fill the vacancy left by Diana López Feliciano, who resigned on January 1, 2008 as a director of EuroBancshares and Eurobank. No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Our Board is in the process of consolidating the written charters of the Compensation Committee and the Nominating and Governance Committee. A copy of our Compensation Committee charter can be found under the Corporate Governance page on our Internet website (http://investor.eurobankpr.com/). A copy of our Nominating and Governance Committee charter is attached as Appendix A.

Compliance Committee

The Compliance Committee reviews the compliance of EuroBancshares and Eurobank with laws and regulations applicable to bank holding companies and their subsidiary banks. The members of the Compliance Committee as of the date of this proxy statement were: Ricardo Levy Echeandía, Jaime Sifre Rodríguez, William Torres Torres and Rafael Arrillaga-Torréns, Jr. Mr. Levy serves as the Chairman of the Compliance Committee. Mr. Sifre was appointed to our Board and the Compliance Committee on January 1, 2008 to fill the vacant left by Diana López Feliciano, Esq., who served as a member of the Compliance Committee up to December 31, 2007, resigning on January 1, 2008 as a director of EuroBancshares and Eurobank. The Compliance Committee generally meets at least quarterly. The Compliance Committee held 11 meetings during 2007.

Strategic Planning Committee

Our Board has established a Strategic Planning Committee that is responsible for delineating our future strategy and business goals. In addition, it provides general guidance in the development of our strategic plan. The members of the Strategic Planning Committee are: William Torres Torres, Ricardo Levy Echeandía, Luis F. Hernández Santana, Rafael Arrillaga-Torréns, Jr. and Yadira R. Mercado. Mr. Torres serves as the Chairman of the Strategic Planning Committee. During 2007, the Strategic Planning Committee held five meetings.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

On January 1, 2008, Jaime Sifre Rodríguez was appointed to our Board and the Audit Committee to fill the vacancy left by Diana López Feliciano, who, on the same date, resigned as a director of EuroBancshares and Eurobank.

In accordance with its written charter, which was approved in its current form by the Board of Directors on January 28, 2008, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices. A copy of the Audit Committee charter can be found on our Internet website (http://investor.eurobankpr.com/) under the Corporate Governance page.

Our Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. Except for Luis F. Hernández Santana, CPA, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2007, the Audit Committee had 25 meetings. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent registered public accounting firm, Crowe Chizek and Company LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication With Those Charged With Governance.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2007 with management, the internal auditors, and our independent registered public accounting firm. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to Crowe Chizek and Company LLP, for audit and non-audit services, and concluded that the provision of services by independent registered public accounting firms is compatible with the maintenance of auditor’s independence.

At four of its meetings during 2007, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Audit Committee of the Board of Directors
Luis F. Hernández Santana, CPA (Chairman)
Antonio R. Pavía Bibiloni
Jaime Sifre Rodríguez, Esq.
Dated: April 4, 2008

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Scope of Authority

This is a report of the Company and its senior management team. It is not the report of the Compensation Committee of our Board of Directors. In this Compensation Discussion and Analysis section of the Proxy Statement, the terms “we,” “our,” and “us” refer to the Company and, when the context requires, to such senior management officials.

Compensation Philosophy and Objectives

The purpose of EuroBancshares’ compensation program has been, and is, to achieve our primary objective: to build shareholder value. We seek to attract and retain a highly qualified management team and promote a strong pay-for-performance culture by aligning compensation with superior short and long-term performance that builds shareholder value. In addition, to aligning compensation with performance, we also recognize that notwithstanding its size compared to its local peers, compensation must be generally competitive in order to attract, retain and motivate talented executives.

EuroBancshares uses a compensation framework with multiple payment components to balance various short-term and long-term objectives. This framework is designed to reward favorable total shareholder returns and to balance the executives’ need for current cash and security through vehicles such as salary and annual incentives, with the need to align executives’ long-term interests with those of shareholders through vehicles such as equity grants.

Our Board of Directors believes that compensation should:

•	relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and each executive officer’s contribution thereto;

•	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of Company;

•
help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

•	reflect the qualifications, skills, experience and responsibilities of each executive officer.

Base salary and perquisites are designed to provide some degree of security to each executive at the base threshold level of compensation, providing such executives with a reasonable standard of living and a base wage at a level compared to our peers and to encourage the executives’ day-to-day productivity. Annual cash incentives are designed to motivate executives to focus on our annual goals, while long-term incentives are designed to motivate the executives to focus on long-term strategic goals that will produce shareholder value and long-term rewards for the executives.

EuroBancshares’ compensation framework is also designed to ensure direct supervision and accountability with regard to performance evaluations at each level of the organization. For this reason, the Compensation Committee is directly responsible for determining the total compensation level and individual components of the named executive officers’ (the “NEOs” as defined in Item 402(a)(3) of Regulation S-K) compensation package, based upon various factors, including a review of the Company’s performance, and such officer’s individual performance. The Compensation Committee exercises independent discretion in respect of executive compensation matters, subject to approval of their recommendations by the Board of Directors with respect to certain matters.

The management group comprised of the Chief Executive Officer, the Chief Financial Officer, the Chief Lending Officer, and the Human Resources Department Director, in turn is directly responsible for conducting a similar review of the other executives and employees of Company and then recommending an appropriate compensation package, which is discussed by the CEO with the Compensation Committee. This system continues in sequence throughout the Company’s chain-of-command, so that the compensation of each employee is always based upon an evaluation of the employee’s performance by the employee’s direct supervisor, subject to approval by the next higher level of management, and an overall review by Company’s Human Resources Department. In practice, this management group generally recommends the compensation of all other employees of the company.

The appropriate level of compensation for each officer or employee of the Company is expected to vary based upon EuroBancshares’ overall performance, our financial performance and an individual’s attainment of their personal objectives and contribution to the attainment of the Company’s objectives. Specific items of the Company’s performance taken into account when making compensation decisions include:

•	growth in total assets;

•	growth in loan originations and loan origination fees;

•	growth in total loans receivable;

•	growth in total deposits;

•	growth in fees and service charges income;

•	return on average equity;

•	return on average assets;

•	maintenance of asset quality;

•	successful completion and integration of acquisitions; and

•	performance of our stock price.

Although the current value of historical awards may also be taken into account, the primary objective is to reward the Company’s management team for their current performance and provide incentive for future performance. Because there is no specific weighting applied to the factors considered, the Compensation Committee and each supervising manager are expected to use their own judgment and expertise in determining appropriate compensation packages that meet the Company’s overall objectives.

Role of Compensation Committee

Composition. The Compensation Committee, which is composed of three independent, non-employee directors, is responsible for performing compensation committee functions, as provided under the rules of the SEC, including administration of the compensation of NEOs and directors. As stated above, the actions taken by the Compensation Committee are subject to review and appropriate approval of our Board of Directors. The current members of the Compensation Committee are: Richardo Levy Echeandía (Chairman), Plácido González Córdova and Juan Gómez-Cuétara Aguilar. Each of these members has been determined to be independent as defined by applicable NASDAQ rules.

Purpose. The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate our overall compensation structure to ensure the Company’s compensation objectives are fulfilled.

Direct responsibilities of the Compensation Committee include, but are not limited to:

•
evaluating and approving goals and objectives relevant to compensation of the CEO and other NEOs, other executive officers and employees, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the CEO and other NEOs;

•	approving or reviewing the compensation structure for other key executive officers;

•	evaluating and approving all grants of equity-based compensation to the CEO, NEOs and other executive officers;

•	recommending to the Board compensation policies for directors; and

•
reviewing performance-based and equity-based incentive plans for the CEO, other NEOs and other executive officers and reviewing other benefit programs the CEO presents to the Compensation Committee on behalf of upper management.

Process. The Compensation Committee meets regularly in executive session and assesses a number of factors, without giving specific weight to any one factor, in designing and evaluating Company’s compensation framework. Although the Compensation Committee utilizes its independent judgment in assessing the compensation programs for the CEO and other NEOs, it considers, from time to time, the advise of outside independent compensation consultants on its compensation policies, as discussed further below. The Compensation Committee meets at least once in a year with independent compensation consultants. Typically, compensation decisions for each calendar year are made at the end of the preceding calendar year. During 2007, the Compensation Committee met four times to review, discuss and approve compensation decisions for the Company.

Executive management contributes to the compensation process through his consultation with the Compensation Committee. The CEO works with the Compensation Committee in establishing individual and overall performance objectives and strategic target parameters for other NEOs. Also, the CEO and the Compensation Committee review the compensation programs of other NEOs to ensure that they are aligned with the performance objectives and strategic target parameters established. While the CEO participates from time to time at the Compensation Committee meetings, the CEO is executed from all discussions regarding his own compensation program and the compensation programs for other NEOs.

Independent Consultants. The Compensation Committee retains sole authority to engage, approve compensation, determine the nature and scope of such engagement, and terminate the services of its independent compensation consultants. Notwithstanding the independent discretion generally vested in the Compensation Committee, in benchmarking to set compensation parameters for the directors and NEOs, which generally also results in setting parameters for other officers and employees, the Compensation Committee retains, every year for NEO’s and every other year for directors, an independent human resources and compensation firm. This independent firm is instructed to report to the Compensation Committee on market data on executive pay levels and incentive program designs, its role being to provide independent, third-party advice and expertise in executive compensation issues.

In 2006, the Compensation Committee retained Frederick W. Cook & Co., Inc., whose report focused on industry and peer comparisons, based on the sample groups described below. The Compensation Committee considered this report in establishing compensation for the CEO and other NEOs during for the year’s 2006 and 2007, as well as to set director compensation for these periods. The two peer groups used by Frederick W. Cook & Co., Inc. were based on a set of peers based on U.S. publicly-traded financial companies and another based on Puerto Rico-based publicly-traded financial companies. The U.S. peer group consisted of the following regional commercial banks with total assets between one and five billion dollars with a marked capitalization of not more than one billion dollars: Bancorp Rhode Island, CoBiz, Community Banks, First Charter Corp, First State Bancorporation, Main Street Banks, Placer Sierra Bancshares, PrivateBancorp, Prosperity Bancshares, Signature Bank, Sterling Bancorp, and Texas Capital Bancshares. The Puerto Rico-based publicly-traded financial companies included: Doral Financial Corp, First Bancorp, Santander Bancorp, Oriental Financial, Popular Inc, R&G Financial, and W Holding Co. As indicated in the report, we were positioned near the median for the US-based peer group in terms of total assets and between the 25th percentile and the median in terms of other major financial measures (except for market capitalization, where the company falls below the 25th percentile of the US-based group). With respect to its Puerto Rico peer group, based on 2005 data, the Company is below the 25th percentile with regards to all financial measures.

In November 2007, the Compensation Committee engaged the Compensation Group of Clark Consulting, a subsidiary of AEGON USA, to review executive compensation of the Company and to recommend potential improvements regarding its existing practices. In December 2007, Clark Consulting delivered a compensation review report to the Compensation Committee that the committee used and considered in making its compensation decisions for 2008. Similar to the report prepared by Frederick W. Cook & Co., Inc., the Clark Consulting report reviewed the compensation structure of EuroBancshares against that of a designated peer group consisting of certain banks with assets ranging from $1.0 billion to $7.0 billion in total assets and located in metropolitan areas. As an additional reference point, Clark Consulting compared the compensation structure of EuroBancshares against six other Puerto Rico banks. When compared to its customized peer group, the report concluded that our total compensation for our CEO and other NEOs was approximately 20% below the market for our peer group.

Role of Management

The role of our management is to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities of management include, but are not limited to:

•	consulting with the Compensation Committee to establish performance criteria, targets and objectives;

•	assist in the evaluation of performance of other officers;

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with EuroBancshares’ objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels, payout and/or awards for key executive officers other than the CEO and NEOs.

Components of Compensation

Our executive compensation program is built upon a framework that includes the following key components:

•	Base Salary - Fixed compensation that takes into account the individual’s role and responsibilities, experience, expertise and individual performance.

•	Annual Cash Incentive Compensation - Variable compensation that is designed to reward the individual for specific performance achievements.

•
Long-Term Incentive Compensation - Equity-based awards primarily in the form of stock options that are designed to align the interests of management with the interests of the stockholders by providing incentive awards that a tied to measures that are meaningful to stockholders.

•	Other Benefits and Perquisites - Other employee benefit plans and perquisites typically offered to executives of similar corporations.

Base Salary.  The Company pays its executives cash salaries intended to be competitive and take into account the individual’s qualifications, experience, performance, responsibilities, and past and potential contribution to the company. When determining base salary levels of the CEO and other NEOs, the Compensation Committee considered, among others, the following specific factors:

•	an assessment of the scope of CEO and other NEOs responsibilities and leadership;

•	the CEO and other NEOs expertise and experience within the industry;

•	the competitive market compensation paid to executive officers in similar positions at publicly-traded companies that are our peers;

•
the Company’s overall financial and business performance, considering external factors such as the interest rate environment and general economic conditions for Puerto Rico, as well as the fact that our overall long-term objective may inherently impair performance for any give fiscal year; and

•	the CEO and other NEOs contributions to the Company.

Annual Cash Incentive Compensation.  EuroBancshares maintains an Annual Cash Incentive Compensation Program. The annual component of this program is intended to encourage and reward the achievement of growth in Company’s: (1) reported earnings; (2) total assets; (3) return on average assets; and (4) return on average equity. These criteria are deemed by the Compensation Committee to be critical in increasing shareholder value on both a short-term and long-term basis. The program also is designed to assist in attracting and retaining qualified employees and to further link the financial interests and objectives of employees with those of shareholders. In determining annual cash incentive compensation, the Compensation Committee evaluates the CEO and other NEOs contributions to their individual and overall performance objectives and strategic target parameters.

Long-Term Incentive Compensation.  The Compensation Committee believes that long-term incentive plans, such as the Stock Option Plan, provide a competitive incentive that links the achievement of financial goals and individual performance, resulting in greater shareholder value. The purpose of these plans is to encourage the ownership of the Company’s common stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty, and give suitable recognition to an individual’s material contributions to our success.

When determining the quantity and amount of awards to be granted, the Compensation Committee assesses the same factors considered in setting base salary, but with a greater emphasis on long-term growth measurements, such as return on average assets and return on average equity, CEO and other NEOs contributions to their individual and overall performance objectives and strategic target parameters, and the expansion of the Company’s entire delivery system. Components of our delivery system that are considered include: growth in the number of total branches; increases in the number of personnel; and achievement of specific components of the Company’s strategic plan. Historically, the Compensation Committee has granted stock options at calendar year end.

Retirement Plans and Perquisites. All full-time officers and employees are covered by a defined contribution plan (the “Plan”) under section 1165(e) of the Puerto Rico Internal Revenue Code. All NEOs are eligible to participate in the Plan. Under the Plan, employees may contribute up to 10% of their compensation each year after deduction social security, up to $8,000. The Company matches each employee’s contribution up to 3% of their base compensation that they contribute to the plan, up to a maximum of 3,000 per year. Participants become vested in the Company’s contributions plus actual earnings on such contributions after three yeas of service. There are no other retirement plan for NEOs other than the above.

Certain key employees of EuroBancshares receive benefits that are designed to reward their contributions to the Company and to encourage their productivity and continued service. Certain of the perquisites provided to the CEO and other NEOs, such as club memberships, are deemed to provide business value to the Company because they provide a place for executives to continue interacting with customers and develop business during non-business hours. Perquisites provided to certain NEOs during 2007 included auto allowance or a company-owned vehicle, and payment of club dues.

2007 Compensation Analysis

In 2007, short-term and long-term pay for the CEO and some NEOs were on the low end of the market competitive range, while the total compensation for other NEOs were below the range when compared to our custom peer group and other local financial institutions. Also, during 2007, there was a fierce competition for a local market share and, although the Company’s assets size was significantly smaller when compared to other local peers, our ability to successfully compete with our larger peers resulted in a 10% increase in total assets when compared to 2006. In determining the total compensation for 2007, the Compensation Committee considered the Company’s total compensation levels and the current economic environment, realigning its compensation philosophy to follow a more retention-based approach for the CEO and NEOs in order to appropriately respond to this time of heightened speculation of consolidation and increased need for executive officers.

Base Salaries. During 2007, the compensation of the CEO and other NEOs was based on the general principles of the executive compensation program. In determining the salary and other forms of compensation for the CEO and other NEOs, the Compensation Committee took into consideration their experience and standing in the industry in general and with the Company in particular. For the CEO, the Compensation Committee also considered his increased responsibilities as a result of Company’s diversification and growth in recent years. The Compensation Committee believes that the CEO and other NEOs compensation appropriately reflects their contributions to their individual and overall performance objectives and strategic target parameters of the Company in a difficult interest rate and economic environment.

Cash Incentive Compensation. In determining annual cash incentive compensation for 2007, the Compensation Committee gave significant weight to the individual contributions by the CEO and other NEOs to the strategic target parameters in light of the long-term goals of the Company, recognizing that under current market conditions, such as the persistent inverted interest rate curve, the prime rate cuts, and Puerto Rico’s economy crisis, our long-term objectives may have inherently impaired the EuroBancshares’ performance during 2007 using the traditional methods to measure performance.

Stock Option Awards. In determining stock option awards for 2007, the Compensation Committee gave significant weight to the achievement of individual performance objectives for the CEO and other NEOs, recognizing that under current market conditions, such as the persistent inverted interest rate curve, the prime rate cuts, and Puerto Rico’s economy crisis, our long-term objectives may have inherently impaired EuroBancshares’ performance during 2007 using the traditional methods to measure performance.

Change in Control Agreements. Additionally, given the heightened speculation of consolidations in the Puerto Rico banking industry and the apparent increased need among the Company’s local peers for talented officers due to several resignations of the top executives of such peers, it was determined that it was in the best interests of the Company to enter, on March 14, 2007, into a Change in Control Agreement with Mr. Arrillaga. This agreement, which provides for a severance payment resulting from a termination of employment either prior to or following a change in control, is intended to ensure the best level of continuity in operations should the Company consider consolidation and to allow for an even greater impartial consideration of any consolidation proposal by such executive by providing a level of security to the officer in the event of such consolidation.  On the same date, we also entered into a similar Change in Control Agreement with Yadira R. Mercado Piñeiro, our Executive Vice President and Chief Financial Officer, which superseded and replaced her Executive Severance Compensation Agreement (the “Severance Payment Agreement”), dated as of April 12, 1999.

Pursuant to the terms of the Change in Control Agreements, our Board of Directors is permitted to terminate the agreements at any time prior to a change in control by providing at least 90 days prior written notice to the executive officer. If the termination is due to a constructive termination or is a result of an involuntary termination, other than a termination for cause, then the officer will be entitled to receive a severance payment on the date of termination, plus accrued vacation and other benefits described therein. The severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

The Agreements further provides that Mr. Arrillaga and Ms. Mercado, as applicable, will be entitled to receive a cash severance payment paid by EuroBancshares and Eurobank upon his or her termination of employment with Eurobank on or within two years after a change in control due to either (1) a constructive termination or (2) his involuntary termination, other than a termination for cause. In the event that Mr. Arrillaga or Ms. Mercado, as applicable, continues his or her employment with Eurobank for the period commencing on the date of a change in control and ending on the six-month anniversary of the change in control, then Mr. Arrillaga and Ms. Mercado, as applicable, will have the right to receive a cash severance payment paid by EuroBancshares and Eurobank upon the voluntary termination of his or her employment with Eurobank within 30 days following the expiration of such period. In either case, the severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

Finally, the Agreements provide that for a period of two (2) years following the date of a change in control, Mr. Arrillaga and Ms. Mercado, and their dependents, will be entitled to certain continued health, dental, disability, accident and life insurance benefits.

We considered the following factors when selecting the events that trigger payment in the Change in Control Agreements:

•
Our recognition that, at some point in the future, the possibility of a Change in Control, as defined in the Agreements, may exist, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of EuroBancshares and its stockholders; and

•
The executive’s desire of assurance that in the event of any Change in Control of EuroBancshares or Eurobank, he/she will continue to have the responsibility and stature he/she has earned within Eurobank, or in the alternative, if terminated that he/she be adequately compensated as provided in the Change in Control Agreement.

Executive Compensation Deductibility

Our Compensation Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, that provides that compensation paid to a corporation’s executive officers may not be deductible for federal income tax purposes unless, in general, such compensation is performance-based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by the stockholders. Because a Puerto Rico corporation is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

Compensation Committee Interlocks and Insider Participation

Except for Rafael Arrillaga-Torréns, Jr., President and Chief Executive Officer, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of ours or any of our subsidiaries. Eurobank has made loans to some of our directors, including members of the Compensation Committee. The loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with management and, based on the review and discussions, the Committee recommended to our Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A.

Compensation Committee of the Board of Directors
Ricardo Levy Echeandía (Chairman)
Plácido González Córdova
Juan Gómez-Cuétara Aguilar
Dated: February 21, 2008

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table outlines cash compensation awarded, together with the accounting cost to the Company of previously granted equity awards and other non-cash compensation to NEOs for year ended December 31, 2007.

SUMMARY COMPENSATION TABLE
				Option	All Other
Name	Year	Salary	Bonus	Awards(1)	Compensation(2)	Total

Rafael Arrillaga-Torréns, Jr.	2007	$400,000	$190,450	$44,575	$56,173	$691,198
Chairman of the Board, President	2006	400,000	256,300	29,320	62,850	748,470
and Chief Executive Officer

Yadira R. Mercado Piñeiro	2007	275,000	125,450	39,280	19,850	459,580
Executive Vive President,	2006	230,200	150,300	21,095	22,500	424,095
Chief Financial Officer and
Corporate Secretary

Luis J. Berrios López(3)	2007	260,000	70,000	6,346	9,975	346,321
Executive Vice President and
Chief Lending Officer

José Del Río Jímenez	2007	248,600	1,000	-	37,693	287,293
Senior Vice President,	2006	248,600	300	-	15,200	264,100
EuroMortgage, a division of Eurobank

Jaime Noble Fernández(4)	2007	219,200	450	3,173	17,901	240,724
Senior Vice President,	2006	221,400	40,300	-	14,851	276,551
EuroLease, a division of Eurobank

(1)	The values shown in the table reflect the accounting compensation cost incurred during year ended December 31, 2007 in accordance with FAS 123R for option awards earned in prior years.

(2)
The values shown in the table include the value of perquisites or other personal benefits, such as auto allowance or a company-owned vehicle and payment of club dues. The total value of perquisites awarded to Mr. Arrillaga includes $29,665 related to personal security.

(3)	Effective September 1, 2006, Mr. Berríos was appointed by our Board of Directors in the capacity of Executive Vice President and Chief Lending Officer of Eurobank. Mr. Berríos became a NEO in 2007.

(4)	Mr. Noble retired on March 31, 2008.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the stock options awarded to our NEOs during 2007. None of these stock options are tied to express performance criteria.

GRANTS O F PLAN-BASED AWARDS
		All Other
		Option Awards:	Exercise or
		Number of	Base Price of	Grant Date
		Securities	Option	Fair Value
	Grant	Underlying	Awards	of Option
Name	Date(1)	Options (#)	($/Sh)	Awards(2)

Rafael Arrillaga-Torréns, Jr.	12/31/07	25,000	$4.00	$1.68
	02/26/07	30,000	8.60	3.81

Yadira R. Mercado Piñeiro	12/31/07	22,000	4.00	1.68
	02/26/07	25,000	8.60	3.81

Luis J. Berríos López	12/31/07	10,000	4.00	1.68
	02/26/07	12,500	8.60	3.81

José Del Río Jímenez	-	-	-	-

Jaime Noble Fernández(3)	02/26/07	5,000	8.60	3.81
__________________

(1)	The stock options vest in five equal annual installments beginning on the first anniversary.

(2)	Reflects the grant date fair value of stock options computed in accordance with FAS 123R.

(3)	Mr. Noble retired on March 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised stock options previously awarded to the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Rafael Arrillaga-Torréns, Jr.	50,000	-	$5.00	03/23/08 (1)
	50,000	-	8.13	02/22/09 (1)
	25,400	-	21.00	02/27/10 (1)
	5,080	20,320	14.17	02/28/16 (2)
		25,000	8.60	02/26/17 (2)
		30,000	4.00	12/31/17 (2)

Yadira R. Mercado Piñeiro	36,000	-	5.00	03/23/08 (1)
	45,000	-	8.13	02/22/09 (1)
	22,400	-	21.00	02/27/10 (1)
	4,480	17,920	14.17	02/28/16 (2)
	-	22,000	8.60	02/26/17 (2)
	-	25,000	4.00	12/31/17 (2)

Luis J. Berríos López	-	10,000	8.60	02/26/17 (2)
	-	12,500	4.00	12/31/17 (2)

José Del Río Jímenez	-	-	-	-

Jaime Noble Fernández(3)	25,000	-	5.00	03/23/08 (1)
	40,000	-	8.13	02/22/09 (1)
	20,400	-	21.00	02/27/10 (1)
	-	5,000	8.60	02/26/17 (2)

__________________

(1)	Stock options were granted under the 2002 EuroBancshares Stock Option Plan.

(2)	Stock options were granted under the 2005 EuroBancshares Stock Option Plan.

(3)	Mr. Noble retired on March 31, 2008.

Option Exercises
The following table includes certain information with respect to the stock options exercised by the NEOs during 2007. The value realized upon exercise of the options was computed by determining the difference between the market price of the options at exercise and the exercise price of the options.

OPTION EXERCISES
	Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)
Rafael Arrillaga-Torréns, Jr.	35,250	$144,525
Yadira R. Mercado Piñeiro	23,500	96,350
Luis J. Berríos López	-	-
José Del Río Jímenez	-	-
Jaime Noble Fernández(1)	18,800	77,080

__________________

(1)	Mr. Noble retired on March 31, 2008.

Payments Made Upon Termination of Employment

Regardless the manner NEOs terminate their employment, they are entitled to receive the amounts contributed to the defined contribution plan under section 1165(e) of the Puerto Rico Internal Revenue Code, including the vested portion of the employer match.

Additional amounts that NEOs are entitle to receive upon exercise of stock options:

•
In case of change in control, as defined in the stock option plans, all remaining unvested stock options shall become vested and shall become subject to an adjustment, as defined in the stock option plans, upon changes in capitalization, merger and change in control.

•
In case of retirement under a retirement plan sponsored by EuroBancshares or Eurobank, stock options granted under the 2002 Stock Option Plan that are exercisable as of the date of retirement shall be exercisable for the lesser of: (a) the remainder of the term of the option; or (b) the date that is twelve months after the date of retirement. Stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of retirement shall be exercisable for the lesser of: (a) the remainder of the term of the option; or (b) the date that is three months after the date of retirement.

•
In case of resignation, stock options granted under the 2002 Stock Option Plan that are exercisable as of the date of resignation shall be exercisable for the lesser of: (a) the remainder of the term of the option; or (b) thirty days after the date of resignation. Stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of resignation shall be exercisable for the lesser of: (a) the remainder of the term of the option; or (b) the date that is ninety days after the date of resignation.

•
In case of death, disability or resignation because of health problems, all unvested stock options granted under the 2002 Stock Option Plan shall become exercisable as of the date of termination and, in conjunction with vested stock options, shall be exercisable for the remainder term of the option. Under the 2005 Stock Option Plan, if the optionee ceases to be an eligible person, as defined in the plan, the optionee’s estate, heirs or legatees, as the case may be, shall have the right of a beneficiary. In case of disability or resignation because of health problems, stock options granted under the 2005 Stock Option Plan that are exercisable as of the date of termination shall be exercisable for the lesser of: (a) the remainder of the term of the option; or (b) the date that is twelve months after the date of termination.

•	In case of termination with cause, all stock options, vested or unvested, shall terminate immediately and any unexpired stock option shall be forfeited.

Termination upon a Change in Control

On March 14, 2007, EuroBancshares entered into a Change in Control Agreements (the “Agreements”) with Rafael Arrillaga-Torréns, Jr., Chairman of the Board, President and Chief Executive Officer, and Yadira R. Mercado Piñeiro, our Executive Vice President and Chief Financial Officer. The Agreement signed with Ms. Mercado superseded and replaced her Executive Severance Compensation Agreement (the “Severance Payment Agreement”), dated as of April 12, 1999. The Agreements are intended to ensure the best level of continuity in operations should the Company consider consolidation and to allow for an even greater impartial consideration of any consolidation proposal by such executive by providing a level of security to the officer in the event of such consolidation. Except for the Agreements described above, as of December 31, 2007, we did not have any other employment agreements with any of our NEOs.

The value shown in the tables for termination upon change in control represents the amounts of cash or benefits Mr. Arrillaga and Ms. Mercado would had received on December 31, 2007, as stipulated in the Agreements.

Stock Options

The values shown in the tables for stock options was computed by determining the difference between the market price of the options at December 31, 2007 and the exercise price of the options.

The following tables detail the compensation each NEO would receive upon termination of employment, and are presented assuming the termination of employment occurred on December 31, 2007.

Termination upon a Change in Control

CHANGE IN CONTROL
	Change in	Stock
Name	Control	Options ($)
Rafael Arrillaga-Torréns, Jr.	$1,532,565	$-
Yadira R. Mercado Piñeiro	782,565	-
Luis Berríos López	-	-
José Del Río Jímenez	-	-
Jaime Noble Fernández(1)	-	-

_________________

(1)  Mr. Noble retired on March 31, 2008.

Termination for Retirement, Death, Disability or Without Cause

RETIREMENT, DEATH, DISABILITY OR WITHOUT CAUSE
	Change in	Stock
Name	Control	Options ($)
Rafael Arrillaga-Torréns, Jr.	$-	$-
Yadira R. Mercado Piñeiro	-	-
Luis Berríos López	-	-
José Del Río Jímenez	-	-
Jaime Noble Fernández(1)	-	-

_________________

(1)  Mr. Noble retired on March 31, 2008.

Termination With Cause

TERMINATION WITH CAUSE
	Change in	Stock
Name	Control	Options ($)
Rafael Arrillaga-Torréns, Jr.	$-	$-
Yadira R. Mercado Piñeiro	-	-
Luis Berríos López	-	-
José Del Río Jímenez	-	-
Jaime Noble Fernández(1)	-	-

_________________

(1)  Mr. Noble retired on March 31, 2008.

Stock Option Plan

In 1997, Eurobank’s Board of Directors adopted a long-term incentive compensation program in the form of a stock option plan (the “1997 Stock Option Plan”). Both executive officers and directors were eligible to participate in the 1997 Stock Option Plan. The 1997 Stock Option Plan permitted a maximum number of 1,100,000 shares to be issued upon the exercise of stock options granted under the plan.

In 2002, our Board of Directors adopted a long-term incentive compensation plan (the “2002 Stock Option Plan”) that became effective when we became a holding company for Eurobank. At that time, all of the Eurobank options granted under the 1997 Stock Option Plan were assumed by EuroBancshares under the 2002 Stock Option Plan and became options to purchase shares of EuroBancshares common stock. The aggregate number of shares of common stock that were permitted to be issued pursuant to the exercise of all options granted under the 2002 Stock Option Plan could equal but not exceed 1,982,864 shares, which amount was comprised of (i) options to acquire 1,500,000 shares of common stock authorized under this plan, and (ii) options that previously represented the right to acquire 482,864 shares of common stock of Eurobank and have been assumed by EuroBancshares and converted into options to acquire a like number shares of common stock of EuroBancshares.

At our 2005 annual meeting, our stockholders approved the 2005 Stock Option Plan pursuant to which we are authorized to issue options to purchase up to 700,000 shares of our common stock, of which 440,000 shares are specifically set aside for the purpose of granting incentive stock options under the plan. As a result of the adoption of the 2005 Stock Option Plan, no further options to acquire shares of our common stock are being issued under the 2002 Stock Option Plan.

As of December 31, 2007, all outstanding options granted under our 2002 Stock Option Plan were 100% vested. As of the same date, a total of 87,030 outstanding options granted under our 2005 Stock Option Plan were 100% vested, while 192,940 outstanding options remained unvested. In addition, during 2007, 254,862 shares of common stock have been issued pursuant to the exercise of options granted under the 2002 Stock Option Plan. As of December 31, 2007, 400,130 shares of our common stock remained available for option grants under the 2005 Stock Option Plan.

The 2005 Stock Option Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of EuroBancshares by granting stock options to such directors, executive officers and employees. Specifically, the plan is intended to advance the interests of EuroBancshares by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding directors, executive officers and employees for their contributions to our business.

The 2005 Stock Option Plan is administered by our Compensation Committee. The Compensation Committee has authority with respect to the stock option plan to:

•	adopt, amend and rescind administrative and interpretive rules relating to the plan;

•	accelerate the time of exercisability of any stock option that has been granted;

•	construe the terms of the plan and any related agreement (including those terms governing eligibility); and

•
make all other determinations and perform all other acts necessary or advisable for administering the plan, including the delegation of such ministerial acts and responsibilities as the Compensation Committee deems appropriate.

Both “Incentive Stock Options” and “Nonstatutory Options” may be granted under the 2005 Stock Option Plan from time to time. Incentive Stock Options are stock options intended to satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code. Nonstatutory Options are stock options that do not satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code.

Under our 2002 Stock Option Plan and the 2005 Stock Option Plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. Shares acquired upon the exercise of Nonstatutory Options may not be sold for a period of one year after such options are exercised.

The option price to be paid upon exercise of an Incentive Stock Option will not be less than the greater of: (1) the par value per share of our common stock; or (2) 100% of the fair market value per share of our common stock on the date of the grant of the Incentive Stock Option. The option price to be paid upon exercise of a Nonstatutory Option will be determined by the Compensation Committee at the time of grant.

Each option (including Incentive Stock Options and Nonstatutory Options) granted under the 2005 Stock Option Plan has an expiration term of ten years after the date the option is granted, unless a shorter period is determined by the Compensation Committee. Each option may be exercised upon such terms and conditions as the Compensation Committee determines. In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective employees, their present and potential contributions to our success, profitability and growth, and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of our 2005 Stock Option Plan.

Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (Revised 2004), establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS 123R eliminated the ability to account for stock-based compensation using APB 25 and required that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant.

Change in Control Agreements

On March 14, 2007, EuroBancshares, Inc. (“EuroBancshares”) entered into Change In Control Agreements (the “Agreement”) with each of Rafael Arrillaga-Torréns, Jr., Chairman, President and Chief Executive Officer of EuroBancshares, and Yadira R. Mercado Piñeiro, Executive Vice President and Chief Financial Officer of EuroBancshares, which provides for a severance payment resulting from a termination of employment either prior to or following a Change in Control (as defined in the Agreement) of EuroBancshares or its subsidiary, Eurobank. The foregoing description of the Agreements is qualified in its entirely by reference to the terms of the Agreements, which were filed as Exhibit 10.3 and Exhibit 10.4 to the Current Report on Form 8-K (File No. 000-50872) previously filed by EuroBancshares, Inc. on March 16, 2007.

Pursuant to the terms of the Agreements, the Board of Directors of EuroBancshares is permitted to terminate the Agreements at any time prior to a Change in Control by providing at least ninety (90) days prior written notice to the executive officer. If the termination is due to a Constructive Termination (as defined in the Agreement) or is a result of an involuntary termination, other than a Termination for Cause (as defined in the Agreement), then Mr. Arrillaga or Ms. Mercado, as applicable, will be entitled to receive a severance payment on the date of termination, plus accrued vacation and other benefits described therein. The severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

The Agreements further provides that Mr. Arrillaga and Ms. Mercado, as applicable, will be entitled to receive a cash severance payment paid by EuroBancshares and Eurobank upon his or her termination of employment with Eurobank on or within two (2) years after a Change in Control due to either (1) a Constructive Termination or (2) his involuntary termination, other than a Termination for Cause. In the event that Mr. Arrillaga or Ms. Mercado, as applicable, continues his or her employment with Eurobank for the period commencing on the date of a Change in Control and ending on the six-month anniversary of the Change in Control (the “Stay Put Period”), then Mr. Arrillaga and Ms. Mercado, as applicable, will have the right to receive a cash severance payment paid by EuroBancshares and Eurobank upon the voluntary termination of his or her employment with Eurobank within thirty (30) days following the expiration of the Stay Put Period. In either case, the severance payment that would become payable to Mr. Arrillaga upon such a termination would be equal to $1.5 million and the severance payment that would become payable to Ms. Mercado upon such a termination would be equal to $750,000.

Finally, the Agreements provide that for a period of two (2) years following the date of a Change in Control, Mr. Arrillaga and Ms. Mercado shall be entitled to participate, and EuroBancshares or Eurobank shall continue to make contributions on their behalf) in all health, dental, disability, accident and life insurance plans or arrangements in which they or their dependents were participating immediately prior to the date of termination as if they continued to be employees of EuroBancshares or Eurobank. In the event that Mr. Arrillaga or Ms. Mercado accepts employment with another employer during this two (2) year period, such additional benefits shall only be provided to the extent not covered by his or her new employer.

The agreement for Ms. Mercado supersedes and replaces her Executive Severance Compensation Agreement, dated as of April 12, 1999. For more information on the Change in Control Agreements, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement on Schedule 14A.

Employment Agreements

Other than the Change in Control Agreements described above, we do not have any other employment agreements with any of our NEOs. All of our NEOs serve at the pleasure of our Board of Directors. We do not maintain any “key-man” life insurance policies on any of our executive officers. If any of these individuals leaves his or her respective position, this could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees. In addition, we maintain term life insurance, which provides benefits to all employees who have completed three or more months of full-time employment with us. The terms of our policy provide benefits equal to three times the employee’s annual base earnings (exclusive of overtime pay or bonuses) up to a maximum of $300,000.

Eurobank Master Trust Retirement Plan Program for Employees

Effective January 1, 2000, Eurobank adopted the Eurobank Master Trust Retirement Plan Program, a defined contribution plan under Section 1165(e) of the Puerto Rico Internal Revenue Code, covering all full-time employees of EuroBancshares who have completed three months of service and are 18 years of age or older. We give each prospective eligible employee written notice of his or her eligibility to participate in the plan in sufficient time to enable each of them to participate in the plan. Under the provisions of the plan, employees may contribute up to 10% of their compensation each year after deducting social security, up to a specific maximum established by law. We match each employee’s contribution up to 3% of their base compensation that they contribute to the plan, up to a maximum of $3,000. Participants become vested in our contributions plus actual earnings on such contributions after three years of service.

Restricted Stock Grants

On April 26, 2004, our Board voted and agreed to issue 3,700 shares of our common stock (valued at $8.13 per share) to certain of our officers and employees in consideration for prior service to us. These stock grants were effected pursuant to the terms of certain Restricted Stock Purchase Agreements between us and the officers and employees. Under the terms of these Restricted Stock Purchase Agreements, the stock remains unvested until the 5th anniversary of the date of the grant. In the event the restricted stock grantee leaves prior to the 5th anniversary, the restricted stock grantee forfeits all right, title and interest in the restricted stock. As of December 31, 2007, after forfeitures, a total of 2,300 stocks remain unvested. The Restricted Stock Purchase Agreement also provides for the payment of a one-time cash bonus pursuant to which we will withhold applicable taxes due as a result of the restricted stock grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O.

In August 2007, our Board approved the Policy and Procedures With Respect to Related Party Transactions (the “Policy”). The Policy was created to ensure that: (i) related party transactions do not represent a conflict of interest that could give rise to situations where non-arm’s length parties are treated more favorably than such parties would be treated in the ordinary course; and (ii) EuroBancshares comply with applicable corporate governance rules and regulations. The Policy applies to any transaction, in which EuroBancshares was or is to be a participant, the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest. A related person is any director or executive officer of EuroBancshares, any shareholder with a beneficial ownership over 5%, and any immediate family member of such related person. The Audit Committee is generally responsible for supervising the implementation of the Policy, including the review, approval or ratification of any related party transaction.

In determining whether to approve, ratify, disapprove or reject a related party transaction, the Audit Committee shall consider, among other factors, if the related party transaction is entered into on terms no less favorable to EuroBancshares than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuating the transaction; and the extent of the related person’s interest in the transaction.

In addition, the Policy establishes some related party transactions, which, under certain circumstances, are deemed to be pre-approved and shall not require review or approval by the Audit Committee, even if the amount involved exceeds $120,000. Such transactions include: employment of executive officers; director compensation; certain transactions with other companies; ordinary course transactions; certain charitable contributions; transactions where all shareholders receive proportional benefits; and regulated transactions.

Certain of our officers, directors and principal stockholders and their affiliates have had transactions with Eurobank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of Eurobank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, we believe that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Two of our directors, William Torres Torres and Pedro Feliciano Benítez are principals in corporations that own certain real estate of which portions are leased to Eurobank. A corporation controlled by Mr. Torres received lease payments from us totaling approximately $133,000 during each of the fiscal years 2007 and 2006, and $129,000 in 2005. Another corporation controlled equally by Mr. Torres and Mr. Feliciano received lease payments from the Bank in the amount of $56,000 during 2007, and $88,000 and $96,000 for the years 2006 and 2005, respectively. In addition, during 2006, a total of $225,000 in consulting fees on lean processes re-engineering was paid to a corporation controlled by Mr. Torres. The lease agreements between Eurobank and the corporations controlled by Mr. Torres and Mr. Feliciano were approved in 2001 and 2002 complying with regulatory requirements at the time the contracts were entered. Although we did not have a formal policy during 2006, the consulting agreement between Eurobank and the corporation controlled by Mr. Torres was reviewed and ratified by the Compensation Committee of our Board of Directors. This review and ratification was documented in the minutes to the Compensation Committee. We believe that the terms of the leases between Eurobank and the corporations controlled by Mr. Torres and Mr. Feliciano, and the terms of the consulting agreement between Eurobank and the corporation controlled by Mr. Torres, are on an arm’s-length basis.

Additionally, during 2007 and 2006, we used, in the ordinary course of business, the legal services of the law firm J. Fernández & Asociados, of which its partner, Julio Fernández, is the son-in-law of William Torres, a director of EuroBancshares.  The fees paid to J. Fernández & Asociados for fiscal years 2007 and 2006 amounted to approximately $320,000 and $213,000, respectively. All fees paid to J. Fernández & Asociados during 2007 and approximately $207,000 in 2006 were paid by our clients in connection with mortgage loan transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received and written representation letters from executive officers and directors, we believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met, except as follows:

•
On December 31, 2007, stock options to purchase the same number of common stock of EuroBancshares were granted to the following executive officers and directors of EuroBancshares. Through administrative error, their statements of changes in beneficial ownership on Form 4’s were filed late.

Optionee	Title at the Time of Grant	Number of Options
Rafael Arrillaga-Torrens Jr.	Chairman of the Board, President and Chief Executive Officer	30,000
Antonio R. Pavía Biblioni	Director	6,000
Diana López-Feliciano	Director	6,000
Juan Ramón Gómez-Cuétara Aguilar	Director	6,000
Luis F. Hernández Santana	Director	6,000
Pedro Feliciano Benítez	Director	6,000
Placido González Córdova	Director	6,000
Ricardo Levy Echeandía	Director	6,000
William Torres Torres	Director	6,000
Yadira R. Mercado Piñeiro	Executive Vice President, Chief Financial Officer and Corporate Secretary	25,000
Luis J. Berríos López	Executive Vice President and Chief Lending Officer	12,500
Félix M. León	Executive Vice President of Operations	5,000

INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee appointed Crowe Chizek and Company LLP as our independent auditors for the fiscal year ended December 31, 2007. In connection with the audit of our 2007 financial statements, we entered into an engagement letter which sets for the terms by which Crowe Chizek and Company will perform audit services for EuroBancshares. Through this engagement letter, services to be provided by Crowe Chizek and Company LLP were made extensive to subsequent fiscal years, until either the Audit Committee or Crowe Chizek and Company terminate the agreement or mutually agree to the modification of the terms of said engagement contract.

Agreement on terms by which audit services will be provided by Crowe Chizek and Company LLP is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On May 26, 2006, EuroBancshares dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm, and selected Crowe Chizek and Company, LLC (“Crowe Chizek”) to serve as its new independent registered public accounting firm. The dismissal of KPMG and the engagement of Crowe Chizek were authorized and approved by the Audit Committee of the Board of Directors of EuroBancshares primarily as a result of the company’s efforts to manage its ongoing fees, costs and expenses associated with its accounting and annual audit process.

KPMG’s reports on the consolidated financial statements of EuroBancshares as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

(i)
KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 concluded that EuroBancshares had not maintained effective internal control over financial reporting as of that date due to the effect of a material weakness identified by management during its assessment of EuroBancshares’ internal controls over financial reporting, and contains an explanatory paragraph that states:

As of December 31, 2005, the Company identified a material weakness in its internal control over financial reporting related to determining the allowance for loan and lease losses, resulting from the following matters:

•	The Company did not maintain sufficient documentation to support the monitoring of the recent loss trends experienced in loan and lease portfolios;

•	There was a lack of controls over the segregation of the commercial real estate/other commercial loan portfolios used for determining the general allowance for loan losses; and

•	EuroBancshares did not maintain adequate documentation to support the unallocated portion of the allowance for loan and lease losses.

These deficiencies resulted in a misstatement in the allowance for loan and lease losses in the Company’s preliminary December 31, 2005 financial statements and resulted in more than a remote likelihood that a material misstatement of its consolidated financial statements would not have been prevented or detected.

As a result of the material weakness described above, EuroBancshares’ internal control over financial reporting was not effective as of December 31, 2005.

(ii)
KPMG’s report on the consolidated financial statements as of December 31, 2004 contained a separate paragraph stating that “the Company adopted the provision of Financial Accounting Standards Board’s Interpretation No. 46R, Consolidation of Variable Interest Entities, as of December 31, 2003.”

In Item 9A of EuroBancshares’ Annual Report on Form 10-K for the year ended December 31, 2005, management reported that it had assessed the effectiveness of EuroBancshares’ internal control over financial reporting as of December 31, 2005 and had identified a material weakness in internal control over financial reporting as described above. The material weakness resulted in an adverse opinion from KPMG on the effectiveness of EuroBancshares’ internal control over financial reporting as of December 31, 2005.

In addition, for the year ended December 31, 2004, KPMG examined and attested to assertions made by management of Eurobank concerning the effectiveness of the institution’s internal control structure and procedures for financial reporting in connection with its compliance reporting obligations under Section 36 of the Federal Deposit Insurance Act. EuroBancshares disclosed in Item 9A of its Annual Report on Form 10-K for the year ended December 31, 2004, that in making its assessment of internal control over financial reporting, management of Eurobank identified a deficiency related to accounting for certain derivative financial instruments that were acquired in connection with the acquisition of BankTrust in May 2004 under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”). Specifically, the deficiency resulted from the lack of adequate controls designed to ensure that the documentation, monitoring and evaluation required by generally accepted accounting principles were properly maintained for the term of the respective derivative financial instrument and that such documentation provides reasonable assurance to support the ongoing monitoring of the Bank’s hedging activities. Management of the bank concluded that the amounts involved with respect to these derivative financial instruments are not material for the periods reported and that prior 2004 interim financial statements need not be revised. Management evaluated the impact of this deficiency on Eurobank’s assessment of internal control over financial reporting and concluded that the control deficiency described above represented a material weakness. Accordingly, management concluded that, as of December 31, 2004, Eurobank’s internal control over financial reporting may not be effective.

During the years ended December 31, 2005 and 2004 and through May 26, 2006, there were (i) no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on EuroBancshares’ financial statements for such years and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except as described above.

Auditor Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by our independent auditors for fiscal years 2007 and 2006.

	2007	2006
	Crowe Chizek	Crowe Chizek	KPMG
Audit Fees	$624,200	$550,000	$38,000
Audit-Related Fees	25,800	25,000	13,400
Tax Fees	-	-	-
All Other Fees
Total

Additional Fees(1)	-	-	9,600
__________________
(1)
During 2006, these fees corresponded to additional expenses billed by our former auditor in connection with their consent to the incorporation by reference in our registration statement of their report dated March 16, 2006, with respect to the consolidated balance sheet of EuroBancshares, Inc. as of December 31, 2005, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2005.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

Our 2009 annual meeting of stockholders is expected to be held in May 2009. We must receive by December 22, 2008 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in our proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to EuroBancshares, Inc., State Road PR-1 Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, Attn: Corporate Secretary, prior to the specified deadline.

SEC rules and regulations provide that if the date of our 2009 annual meeting is advanced or delayed more than 30 days from the date of the 2008 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2009 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2009 annual meeting. We will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon our determination that the date of the 2009 annual meeting will be advanced or delayed by more than 30 days from the date of the 2008 annual meeting.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Secretary at our principal executive offices. With respect to director nominations, we must receive the notice of your intention to introduce a nomination at our 2009 annual meeting no later than:

•	70 days in advance of the 2009 annual meeting if at least 80 days’ public disclosure of the date of the meeting is given to the stockholders; or

•
in the event that less than 80 days’ notice of the date of the meeting is given to our stockholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address of the stockholder making the nomination; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election.

With respect to other items of business, we must receive the notice of your intention to introduce an item of business at our 2009 annual meeting no later than 70 days in advance of the 2009 annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of this year’s meeting, not later than the close of business on the later of (i) the 70th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

The notice of a proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder making the nomination;

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election; and

•	any material interest of such stockholder in such business.

ADDITIONAL INFORMATION

A copy of our 2007 annual report is being mailed with this proxy statement to each stockholder of record. Stockholders not receiving a copy of the annual report may obtain one without charge. Our annual report on Form 10-K is also accessible through our website at www.eurobankpr.com. Requests and inquiries should be addressed to: Investor Relations, State Road PR-1 Km. 24.5, Quebrada Arenas Ward, San Juan, Puerto Rico 00926, (787) 751-7340.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

            By Order of the Board of Directors,

            /s/

            Rafael Arrillaga-Torréns, Jr.
            Chairman of the Board, President and Chief Executive Officer

San Juan, Puerto Rico
April 22, 2008

APPENDIX A

Nominating and Governance Committee Charter

Purpose

The primary purpose of the Governance and Nominating Committee shall be (1) determine the cash and non-cash compensation of the company's executive officers, to identify and recommend to the Board individuals qualified to serve as directors of the Corporation and on committees of the Board; (2) evaluate the performance of the company's executive officers and assess management succession planning to advise the Board with respect to Board composition, procedures and committees; (3). recommend to the board of directors the cash and non-cash compensation policies for the non-employee directors, and to advise the Board with respect to the corporate governance principles applicable to the Corporation; and (4) exercise the authority of the board of directors with respect to the administration of the company's stock-based and other incentive compensation plans. As used herein, "cash and non cash compensation" includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans to oversee the evaluation of the Board and the Corporation's management.

Composition

At least three members. The Committee shall have at least three members, including the chairperson, who is appointed by the Board on the recommendation of the Governance and Nominating Committee. The committee members shall appoint a committee member as chairperson by a majority vote of the authorized member of committee members. Such chairpersons will also act as a Lead Independent Director of the Board of the Directors.

Independence. All committee members shall be independent as defined in the Nasdaq listing standards, as the same may be amended from time to time (the "listing standards"). In addition, all committee members shall qualify as "non-employee directors" within the meaning of SEC Rule 16b-3, and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Appointment. Subject to the requirements of the listing standards, the board may appoint and remove committee members in accordance with the company's bylaws. Committee members shall serve for such terms as may be fixed by the board or at the will of the board if no specific term is fixed.

Committee Functions

The Committee shall:

Review Board. Review with the Board of Directors, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.

Nominate. Identify, screen, and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which selections shall be consistent with the Board's criteria for selecting new directors. Such criteria include the possession of such experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirement.

Stockholders Nominations. Review stockholders nominations for members of the Board.

Continue service as director. Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommend whether or not the director should be re--nominated.

Performance. Respond to any concerns of directors with the performance of the Board.

Size and composition of the Board. Make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

Governance principles. Develop and review periodically the corporate governance principles adopted by the Board to assure that they are appropriate for the Corporation and comply with the requirements of the NASDAQ, and recommend any desirable changes to the Board.

Recommend. Consider any other corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board.

Evaluate. Oversee the evaluation of the Board as a whole and the management of the Corporation, including the Chief Executive Officer of the Corporation.

Advise. Advise the Chairman of the Board regarding meeting dates, agenda and the character of information to be presented at Board meetings.

Management continuity. Review plans and personnel for management continuity and development.

Meetings, Reports And Resources Of The Committee

Meetings. The committee shall meet at least twice annually, and as often as necessary to carry out its responsibilities. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. Except as otherwise set forth in this charter or as required by the listing standards or applicable law, the committee may meet in separate executive sessions with other directors, the chief executive officer and other company employees, agents or representatives invited by the committee.

Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with Puerto Rico's General Corporation Law, this charter, the bylaws, applicable laws or regulations, or the listing standards. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members shall constitute a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee shall keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

Reports. The committee shall provide to the board at an appropriate time prior to preparation of the company's proxy statement for its annual meeting the report of the compensation committee which must be included in the proxy statement. The committee shall also report to the board annually the results of an annual review by the committee of its own performance. The committee shall also report to the board on the major items covered by the' committee at each committee meeting, and provide additional reports to the board as the committee may determine to be appropriate.

Committee Access and Resources. The committee is at all times authorized to have direct, independent and confidential access to the company's other directors, management and personnel to carry out the committee's purposes. The committee is authorized to obtain at the company's expense compensation surveys, reports on the design and implementation of compensation programs for the company's directors, officers and employees, and other data and documentation as the committee considers appropriate. The committee is authorized to retain at the company's expense independent counsel or other advisers selected by the committee for matters related to the committee's purposes. The committee shall also have authority to retain and terminate any compensation consultant to assist in the evaluation of director, officer or employee compensation, including authority to approve such consultants' reasonable fees and other retention terms, all at the company's expense.

Evaluation Of The Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner. The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation's or the Board's policies or procedures. The report to the Board may take the form of an oral report by the Chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

Adopted by Resolution of the Board of Directors on November 26, 2007.

EUROBANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2008

This proxy is solicited on behalf of the Board of Directors of EuroBancshares, Inc.

The undersigned hereby appoints Rafael Arrillaga-Torréns, Jr. and Ricardo Levy Echeandía, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of EuroBancshares held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on March 31, 2008, at the Annual Meeting of Stockholders of EuroBancshares to be held on May 22, 2008, and any continuation(s), postponement(s) or adjournment(s) thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Class C directors.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

EUROBANCSHARES, INC.

May 22, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20300000000000000000 5 052208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF THREE CLASS A DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Rafael Arrillaga-Torréns, Jr.
○ Pedro Feliciano Benítez
○ Plácido González Córdova

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon any other matter that is properly brought before the meeting.

This Proxy is solicited by EuroBancshares' Board of Directors and the matters set forth herein were proposed by EuroBancshares.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.